Exhibit 5.1

November 10, 2020

U.S. Energy Corp.

675 Bering, Suite 100

Houston, Texas 77057

Re:	Registration on Form S-1

Ladies and Gentlemen:

We have acted as counsel for U.S. Energy Corp., a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (No. 333-249738)(the “Registration Statement”) relating to the registration by the Company of up to $3,450,000 of the Company’s securities consisting of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including Shares for which the Underwriters (as defined below) have been granted an over-allotment option. The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.2 to the Registration Statement.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), (b) the Amended and Restated Bylaws of the Company (the “Bylaws”), (c) the Registration Statement and all exhibits thereto, (d) the minutes and records of the corporate proceedings of the Company’s Board of Directors with respect to the filing of the Registration Statement and the sale of the Shares; and (e) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Underwriting Agreement being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that all Shares will be issued and sold in the manner specified in the Registration Statement.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and the purchasers contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or the Underwriters, including the Registration Statement and Underwriting Agreement.

The foregoing opinions are limited to the laws of the State of Wyoming. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have made such examination of Wyoming law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion as to the enforceability of the Underwriting Agreement.

Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and sold and in the manner contemplated in the Registration Statement and in accordance with the Underwriting Agreement, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC